                           [MACKINAC FINANCIAL LOGO]



                                                  PRESS RELEASE


For Release:               August 2, 2005
NASDAQ:                    MFNC
Contact:                   Investor Relations at (800) 200-7032
Website:                   www.bankmbank.com


                         MACKINAC FINANCIAL CORPORATION
        REPORTS SECOND QUARTER 2005 AND SIX MONTHS RESULTS OF OPERATIONS


(Manistique, Michigan) - Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the "Bank") today announced a second quarter 2005 loss of $.577 million, or $.17 per share, compared to a loss of $1.600 million, or $4.56 per share for the second quarter of 2004. The loss for the six months amounted to $5.818 million, or $1.70 per share, compared to a loss of $3.267 million, or $9.31 per share, in the six months ended June 30, 2004. The results of operations for the first six months of 2005 include a penalty of $4.320 million on the prepayment of $48.555 million of the FHLB borrowings. Excluding this prepayment penalty, the net loss in the first six months of 2005 amounted to $1.498 million. Weighted average shares in the three months and six months ended June 30, 2005 totaled 3,428,695 compared to 350,958 weighted average shares outstanding for the same periods in 2004.

Paul Tobias, Chairman and Chief Executive Officer commented, "In the second quarter of 2005 we made considerable progress in the execution of our business plan. We are experiencing excellent loan demand and have grown our loan portfolio by $671,000 since year-end despite experiencing an unusual level of payouts and refinancing of approximately $28.7 million. We have a good pipeline of diversified loans that we expect to close in the near term and look forward to continued strong loan demand. We introduced the new "mBank" to our markets in the second quarter and are pleased with the initial response to our new name and new consumer product lineup. We are beginning to experience increased lobby traffic and more importantly new account openings and growth in core deposits."

Total assets of the Corporation at June 30, 2005 were $276.048 million, down
20.0 percent from the $345.042 million in total assets reported at June 30, 2004. Second quarter-end total assets were down 18.7 percent from the $339.497 million of total assets at year-end 2004.

Total loans at the end of the second quarter of 2005 increased $.671 million, or ..3 percent from year-end 2004 total loans of $203.832 million. During the first and second quarter of 2005 mBank generated $10.1 million and $36.9 million in new loans, respectively. This was offset by the unusual level, $28.7 million, of loan payoffs mentioned previously.

Total deposits of $207.814 million at June 30, 2005 were down $7.836 million, or
3.6 percent from year-end 2004 deposits of $215.650 million. The Bank experienced decreases in deposits during the second quarter of 2005 largely due to maturing of Internet deposits. Mr. Tobias added, "We have made good progress thus far this year re-branding the bank and developing a marketing campaign to help our talented branch team introduce our revised product line to our customers. We are pleased with the initial signs of interest following our rollout and believe that we will see growth in our customer base and growth in core deposits as we move into the fall."

The Bank's credit quality has improved dramatically in the past twelve months with nonperforming loans, as a percent of loans, at .47% compared to 5.69% at June 30, 2004. Nonperforming assets, which amounted to $50.438 million, or 11.94% of assets at December 31, 2003, were reduced to $3.273 million, 1.19% of assets at June 30, 2005. Tobias, commenting on credit quality stated," We have a strong credit culture that has allowed mBank to identify and remove the old problem loans and book new loans with confidence. This credit culture encourages our lending staff to concentrate on high quality loan production and is expected to reduce operating expense in future periods."

Shareholders' equity at June 30, 2005 totaled $28.517 million, or $8.32 per share. The Corporation is well capitalized with Tier 1 capital in excess of 9.5% and total risk-based capital in excess of 13.5%.

Tobias concluded, "We are pleased with our progress. Our lending team has been successful in closing loans and securing new relationships for mBank The initial growth in core deposits that we are seeing is encouraging. We have many challenges ahead and look forward to returning the Corporation to profitability."

Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 12 branches in Northern Michigan and a commercial banking office in Bloomfield Hills, Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                          SELECTED FINANCIAL HIGHLIGHTS
================================================================================


(Dollars in thousands, except per share data) *                                               For The Period Ended
                                                                            --------------------------------------------------------
                                                                               June 30,          December 31,        June 30,
                                                                                2005                2004               2004
                                                                            --------------------------------------------------------
                                                                              (Unaudited)                            (Unaudited)
SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD):
Total assets                                                                $   276,048         $   339,497         $   345,042
Total loans                                                                     204,503             203,832             233,032
Total deposits                                                                  207,814             215,650             235,646
Borrowings and subordinated debentures                                           36,484              85,039              99,087
Total shareholders' equity                                                  $    28,517         $    34,730         $     5,885

SELECTED STATEMENTS OF INCOME DATA (SIX MONTHS AND YEAR ENDED):
Net interest income                                                         $     4,593         $     8,238         $     4,478
Loss before taxes                                                                (5,818)             (1,448)             (3,267)
Net loss                                                                         (5,818)             (1,595)             (3,267)
Loss per common share - Basic                                                     (1.70)              (3.23)              (9.31)
Loss per common share - Diluted                                                   (1.70)              (3.23)              (9.31)

THREE MONTHS ENDED
Net interest income                                                         $     2,388         $     1,900         $     2,467
Income (loss) before taxes                                                         (577)              2,580              (1,600)
Net income (loss)                                                                  (577)              2,433              (1,600)
Income (loss) per common share - Basic                                             (.17)               8.25               (4.56)
Income (loss) per common share - Diluted                                           (.17)               8.25               (4.56)

SELECTED FINANCIAL RATIOS AND OTHER DATA (SIX MONTHS AND YEAR ENDED):
PERFORMANCE RATIOS:
Net interest margin                                                                3.63%               2.57%               2.57%
Efficiency ratio                                                                 205.52              103.05              148.86
Return on average assets                                                          (4.06)               (.44)              (1.66)
Return on average equity                                                         (39.18)             (18.64)             (75.75)

Average total assets                                                        $   287,252         $   365,024         $   393,618
Average total shareholders' equity                                          $    29,781         $     8,555         $     8,626
Average loans to average deposits ratio                                           95.51%              97.40%              95.68%

COMMON SHARE DATA (AT END OF PERIOD):
Market price per common share                                               $     15.23         $     17.97         $     36.40
Book value per common share                                                 $      8.32         $     10.13         $     16.77
Common shares outstanding                                                     3,428,695           3,428,695             350,958

OTHER DATA (AT END OF PERIOD):
Allowance for loan losses                                                   $     6,636         $     6,966         $    10,850
Non-performing assets                                                       $     3,273         $     6,037         $    16,819
Allowance for loan losses to total loans                                           3.24%               3.42%               4.66%
Non-performing assets to total assets                                              1.19%               1.78%               4.87%
Number of:
   Branch locations                                                                  12                  12                  15


* Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
================================================================================

(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)                         June 30,      December 31,     June 30,
                                                                       2005           2004            2004
                                                                   ------------    -----------      ----------
                                                                   (Unaudited)                      (Unaudited)
ASSETS
   Cash and due from banks                                         $  11,477        $   4,230        $   5,707
   Federal funds sold                                                  8,767           39,848            9,333
                                                                   ---------        ---------        ---------
     Cash and cash equivalents                                        20,244           44,078           15,040


   Interest-bearing deposits in other financial institutions            --             18,535           15,726
   Securities available for sale                                      36,166           57,075           64,552
   Federal Home Loan Bank stock                                        4,855            4,754            4,652
   Total loans                                                       204,503          203,832          233,032
     Allowance for loan losses                                        (6,636)          (6,966)         (10,850)
                                                                   ---------        ---------        ---------
   Net loans                                                         197,867          196,866          222,182

     Premises and equipment                                           10,496           10,739           12,430
     Other real estate held for sale                                   2,312            1,730            3,557
     Other assets                                                      4,108            5,720            6,903
                                                                   ---------        ---------        ---------

     Total assets                                                  $ 276,048        $ 339,497        $ 345,042
                                                                   =========        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities:
     Non-interest-bearing deposits                                 $  21,033        $  20,956        $  21,477
     Interest-bearing deposits                                       186,781          194,694          214,169
                                                                   ---------        ---------        ---------
       Total deposits                                                207,814          215,650          235,646

   Borrowings                                                         36,484           85,039           86,637

   Subordinated debentures                                              --               --             12,450
   Other liabilities                                                   3,233            4,078            4,424
                                                                   ---------        ---------        ---------
     Total liabilities                                               247,531          304,767          339,157

   Shareholders' equity:
     Preferred stock - No par value:
      Authorized 500,000 shares, no shares outstanding                  --               --               --
     Common stock - No par value:
      Authorized 18,000,000 shares
      Issued and outstanding - 3,428,695,
      3,428,695 and 350,958 respectively                              42,412           42,335           16,175
      Accumulated deficit                                            (13,915)          (8,097)          (9,769)
      Accumulated other comprehensive income                              20              492             (521)
                                                                   ---------        ---------        ---------

       Total shareholders' equity                                     28,517           34,730            5,885
                                                                   ---------        ---------        ---------

       Total liabilities and shareholders' equity                  $ 276,048        $ 339,497        $ 345,042
                                                                   =========        =========        =========

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================


(Dollars in thousands except per share data)                     Three Months Ended              Six Months Ended
                                                          -------------------------------  ---------------------------
                                                             June 30,        June 30,         June 30,       June 30,
                                                              2005             2004             2005          2004
                                                          -------------------------------  ---------------------------
                                                            (Unaudited)     (Unaudited)      (Unaudited)   (Unaudited)
Interest income:
     Interest and fees on loans:
          Taxable                                          $  3,201         $  4,069         $  6,260         $  7,865
          Tax-exempt                                            230              324              472              643
     Interest on securities:
          Taxable                                               434              574              896            1,272
          Tax-exempt                                             42               43               84               86
     Other interest income                                      110              143              293              263
                                                           --------         --------         --------         --------
          Total interest income                               4,017            5,153            8,005           10,129
                                                           --------         --------         --------         --------

Interest expense:
     Deposits                                                 1,198            1,378            2,328            3,043
     Borrowings                                                 431            1,189            1,084            2,370
     Subordinated debentures                                     --              119               --              238
                                                           --------         --------         --------         --------
          Total interest expense                              1,629            2,686            3,412            5,651
                                                           --------         --------         --------         --------

Net interest income                                           2,388            2,467            4,593            4,478
Provision for loan losses                                        --               --               --               --
                                                           --------         --------         --------         --------
Net interest income after provision for loan losses           2,388            2,467            4,593            4,478
                                                           --------         --------         --------         --------

Other income:
     Service fees                                               172              287              333              580
     Loan and lease fees                                          4                4                6                9
     Net security gains                                          98                -               97                -
     Net gains on sale of loans                                  13                8               20               20
     (Loss) on sale of branches                                  --             (254)              --             (254)
     Other                                                       83               18               98              371
                                                           --------         --------         --------         --------
          Total other income                                    370               63              554              726
                                                           --------         --------         --------         --------

Other expenses:
     Salaries, commissions, and related benefits              1,606            1,354            3,110            2,853
     Furniture and equipment                                    138              235              297              493
     Occupancy                                                  247              279              473              626
     Data processing                                            246              348              492              703
     Accounting, legal, and consulting fees                     228              572              546              978
     Loan and deposit expense                                   250              600              543            1,093
     Telephone                                                   77               19              137              232
     Advertising expense                                        243               26              382               43
     Penalty on prepayment of FHLB borrowings                    --               --            4,320               --
     Other                                                      300              697              665            1,450
                                                           --------         --------         --------         --------
          Total other expenses                                3,335            4,130           10,965            8,471
                                                           --------         --------         --------         --------

Loss before provision for income taxes                         (577)          (1,600)          (5,818)          (3,267)
Provision for income taxes                                       --               --               --               --
                                                           --------         --------         --------         --------

Net loss                                                   $   (577)        $ (1,600)        $ (5,818)        $ (3,267)
                                                           ========         ========         ========         ========
Loss per common share:
     Basic                                                 $   (.17)        $  (4.56)        $  (1.70)        $  (9.31)
                                                           ========         ========         ========         ========
     Diluted                                               $   (.17)        $  (4.56)        $  (1.70)        $  (9.31)
                                                           ========         ========         ========         ========

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                        LOAN PORTFOLIO AND CREDIT QUALITY
================================================================================
LOAN PORTFOLIO BALANCES (AT END OF PERIOD):



                                            June 30,      December 31,     June 30,
                                             2005            2004           2004
                                          ----------     -----------    -----------
COMMERCIAL LOANS

Hospitality and tourism                   $ 43,208        $ 52,659        $ 45,932
Gaming                                       9,717          14,310          19,344
Petroleum                                    8,115           7,718           4,648
Forestry                                     5,180           2,245           1,182
Other                                       86,099          76,133         114,046
                                          --------        --------        --------
   Total Commercial Loans                  152,319         153,065         185,152

1-4 family residential real estate          43,012          45,292          44,457
Consumer                                     2,153           2,379           2,678
Construction                                 7,019           3,096             745
                                          --------        --------        --------

   Total Loans                            $204,503        $203,832        $233,032
                                          ========        ========        ========

CREDIT QUALITY (AT END OF PERIOD):


                                                June 30,        December 31,         June 30,
                                                 2005              2004               2004
                                              ----------      -------------      ------------
NONPERFORMING ASSETS

Nonaccrual loans                              $    959         $     4,307         $  8,789
Loans past due 90 days or more                       2                  --               --
Restructured loans                                  --                  --            4,473
                                              --------         -----------         --------
   Total nonperforming loans                       961               4,307           13,262

Other real estate owned                          2,312               1,730            3,557
                                              --------         -----------         --------
   Total nonperforming assets                 $  3,273         $     6,037         $ 16,819
                                              ========         ===========         ========
Nonperforming loans as a % of loans                .47%               2.11%            5.69%
                                              --------         -----------         --------
Nonperforming assets as a % of assets             1.19%               1.78%            4.87%
                                              --------         -----------         --------
RESERVE FOR LOAN LOSSES:

At period end                                 $  6,636         $     6,966         $ 10,850
                                              --------         -----------         --------
As a % of loans                                   3.24%               3.42%            4.66%
                                              --------         -----------         --------
As a % of nonperforming loans                   690.53%             161.74%           81.81%
                                              --------         -----------         --------
As a % of nonaccrual loans                      691.97%             161.74%          123.45%
                                              ========         ===========         ========

CHARGE-OFF INFORMATION:

   Average loans                              $198,618         $   244,730         $266,791
                                              --------         -----------         --------
   Net charge-offs                            $    330         $    15,039         $ 11,155
                                              --------         -----------         --------
   Charge-offs as a % of average loans             .17%               6.15%            4.18%
                                              --------         -----------         --------
